Exhibit 99.4

NEWS RELEASE

Contact:	Robert C. Weiner
Vice President, Investor Relations
904-332-3287

PSS WORLD MEDICAL ANNOUNCES FINANCIAL GOALS

FOR FISCAL YEAR 2008

Jacksonville, Florida (June 5, 2007) – In conjunction with today’s 2007 Investor Day, PSS World Medical, Inc. (NASDAQ GS:PSSI) announced the following financial goals for fiscal year 2008, which began on March 31, 2007:

Fiscal Year 2008 Goals:
Revenue growth*	7.5% - 8.5%
Consolidated GAAP diluted EPS	$0.86 - $0.88
Consolidated operating margin	5.5% - 5.6%
Operating cash flow (in millions)	$63 - $67

*	Excludes $48.6 million of influenza vaccine sales in FY 2007

PSS World Medical will provide an online Web simulcast of the Company’s Investor Day meeting scheduled for Tuesday, June 5, 2007 from 9:00 a.m. to 10:30 a.m. Eastern Time. The Company expects to discuss its financial outlook for fiscal year 2008, which began March 31, 2007, as well as its sales, operational, systems and financial initiatives for this fiscal year and future periods.

In addition to the live broadcast, an online replay will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.pssworldmedical.com or www.opencompany.info.

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PSSI Announces Financial Goals for FY2008

June 5, 2007

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations for both the consolidated company and for each of its businesses in fiscal year 2008; the expected operational cash flow in fiscal year 2008; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; the Company’s decision to not participate in the sale of flu vaccine in fiscal year 2008; expected pharmaceutical product sales in Florida and all other of the 50 U.S. states in fiscal years 2008; expected sales growth from revenues derived from home care, hospice and assisted living customer, expected efficiency, customer acceptance and profitability derived from the Company’s global product sourcing strategy, expected revenue, income and profitability derived from the Company’s strategy to invest and participate in the marketing and sales of healthcare information technology products and services (HCIT), the expectation for acquired assets to meet performance, integration, revenue and profitability assumptions and targets, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our suppliers and vendors; our reliance on a limited number of chain business elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; lower revenue and earnings that may result from competition; the ability of the Company to adequately defend or reach a settlement on outstanding litigation matters and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in legislation and regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; future acquisitions or strategic partnerships; general business, competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

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